UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2003

MERCURY COMPUTER SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Riverneck Road, Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 256-1300

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    Other Events and Required FD Disclosure.

On June 5, 2003, Mercury Computer Systems, Inc. (the “Company”) issued a press release announcing that its chief financial officer, John (“Jack”) Alexander, II, will resign from the Company effective June 27, 2003 and that corporate controller and chief accounting officer, Joseph M. Hartnett, will assume CFO duties on an interim basis. The Company also reiterated its prior guidance for fourth quarter fiscal 2003 revenues and earnings per share. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements, Financial Information and Exhibits.

(c)    Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 5, 2003, of Mercury Computer Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERCURY COMPUTER SYSTEMS, INC.

Dated: June 11, 2003	By:	/s/ James R. Bertelli
Name: James R. Bertelli Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 5, 2003, of Mercury Computer Systems, Inc.

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